Exhibit 99.1

News Bulletin
2200 West Parkway Boulevard Salt Lake City, Utah 84119-2331 www.franklincovey.com	For Further Information: Stephen D. Young Chief Financial Officer 801-817-1776

Franklin Covey to Report First-Quarter Fiscal 2017 Results
Conference Call to be held on January 5, 2017
Affirms Previously Issued Financial Guidance
Provides Additional Detail on its Financial Guidance for Fiscal 2017

Franklin Covey Co. (NYSE: FC) a leader in organizational performance improvement, announced today that the conference call to review the Company’s first-quarter fiscal 2017 financial results will take place on Thursday, January 5, 2017, at 5:00 p.m. ET (3:00 p.m. MT).  The Company’s financial results are expected to be released after the close of the market on Thursday, January 5, 2017.

During the Company’s November conference call in which it reviewed fourth quarter and full-year results for fiscal 2016, the Company also issued its financial guidance for fiscal 2017.  That guidance was that the sum of reported Adjusted EBITDA, plus the Change in Deferred Revenue (less certain costs) for fiscal 2017, is expected to range between $35 million and $38 million.  The Company expects to affirm this previously issued guidance in its January 5, 2017 conference call.  In addition, because the Company is transitioning its business model to having a significant portion of its revenue recognized as subscription revenue, the Company offered to provide expanded and more detailed financial guidance for fiscal 2017 including guidance on Cash Flow, and on Adjusted EBITDA as it will be reported. This detailed guidance is included below, and will be discussed in greater detail during the January conference call.

Additional Guidance Detail

The Company’s additional guidance detail is as follows:

First, the Company expects to affirm its previously-provided guidance that the sum of reported Adjusted EBITDA, plus the Change in Deferred Revenue (less certain costs) for fiscal 2017 is expected to be  between $35 million and $38 million. Adjusted EBITDA, plus the Change in Deferred Revenue (less certain costs), is expected to break down by quarter as follows:

▪
First quarter:  ($2.5) million, compared to $3.4 million on the same basis in fiscal 2016, reflecting increases in investments in the first quarter related to:  (1) translating and localizing all of the core All Access Pass content into 15 major languages (in addition to English), and building a new All Access Pass portal in preparation for the global launch of All Access Pass at the end of the second quarter; (2) the hiring of 24 new client partners and 10 new Education Practice coaches whose costs will hit in the first and second quarters of fiscal 2017, and which are expected to be more than covered by the revenue they generate in the third and fourth quarters; (3) lower revenue in the Sales Performance Practice, partially reflecting the change in the timing of some major training and content contracts; and the somewhat longer All Access Pass sales cycle, compared to the facilitator sales cycle, in the U.S. Direct Offices.

▪
Second quarter:  $1.0 million to $2.0 million, compared to $3.4 million on the same basis in fiscal 2016, reflecting:  (1) continued investments to prepare for the global launch of All Access Pass; (2) lower revenue in the Sales Performance Practice; and (3) continued investment in new client partners and new Education Practice coaches, offset by the conversion of the significantly increased pipelines in most operations resulting from first quarter investments, and the expected high renewal rate for that portion of the more than $3.0 million of All Access Pass amounts invoiced in last year’s second quarter that are renewable in the second quarter and new All Access Pass sales.

▪
Third quarter:  $8.0 million to $9.0 million, compared to $3.5 million on the same basis in fiscal 2016, reflecting the continued conversion of the Company’s significant pipelines, and the expected high renewal rate for that portion of the more than $6.0 million of All Access Pass amounts invoiced in last year’s third quarter that are renewable in the third quarter of fiscal 2017, and new All Access Pass sales.

▪
Fourth quarter:  $27.5 million to $29.5 million, compared to $24.1 million on the same basis in fiscal 2016, reflecting:  (1) the recognition of substantially all of the Education Practice’s EBITDA for fiscal 2017; (2) the expected high renewal rate for that portion of the more than $12.0 million in All Access Pass amounts invoiced in last year’s fourth quarter that are renewable in the fourth quarter of fiscal 2017 and new All Access Pass sales; and (3) seasonally higher sales in the U.S., Japan, the U.K., and Australia.

Second, Net Cash Generated (Adjusted EBITDA, plus change in Deferred Revenue, less certain costs, plus curriculum amortization (approximately $4.5 million), less purchase of property and equipment (approximately $5.4 million), less curriculum development costs (approximately $8.0 million, including All Access Pass localization costs), less cash paid for taxes (approximately $2.9 million), excluding changes to working capital and other operating costs not included in Adjusted EBITDA), is expected to range between $21 million and $24 million in fiscal 2017.

Third, the Company expects that Adjusted EBITDA as actually reported in fiscal 2017, before adding the amount of Adjusted EBITDA contribution embedded in the increase in Deferred Revenue, is expected to range between $10 million and $14 million, an amount significantly less than the amount reported in fiscal 2016, due almost entirely to the expected significant increase in the amount of very high-margin Deferred Revenue expected to be reported on the balance sheet.

A majority of the Company’s reported Adjusted EBITDA is expected to be generated in its fiscal fourth quarter, reflecting the investments and factors discussed above.  Without considering changes in the amounts of high-margin Deferred Revenue, there is a projected reported Adjusted EBITDA loss in the first and second quarters of ($2.9) million and ($1.5) million respectively, and projected positive Adjusted EBITDA in the third and fourth quarters of $1.5 million and $14.0 million respectively, with the difference between these amounts and the expected $35 million and $38 million sum of reported Adjusted EBITDA plus the Change in Deferred Revenue, being reflected in the significant increases in Deferred Revenue less certain costs.

Interested persons can participate in Franklin Covey’s January 5, 2017 conference call by dialing 888-771-4371 (International participants may dial 847-585-4405), access code: 44040852. Alternatively, a webcast will be accessible at the following website http://edge.media-server.com/m/p/b3trby32.

A replay will be available starting January 5, 2017 (7:30 p.m. ET) through January 12, 2017 by dialing 888-843-7419 (International participants may dial 630-652-3042), access code: 44040852#.  The webcast will also remain accessible through January 12, 2017 on the Investor Relations area of the Company’s website at:  http://investor.franklincovey.com/phoenix.zhtml?c=102601&p=irol-IRHome.

About Franklin Covey Co.

Franklin Covey Co. (NYSE: FC) is a global, public company specializing in organizational performance improvement. We help organizations and individuals achieve results that require a change in human behavior. Our expertise is in seven areas: leadership, execution, productivity, trust, sales performance, customer loyalty and education. Franklin Covey clients have included 90 percent of the Fortune 100, more than 75 percent of the Fortune 500, thousands of small and mid-sized businesses, as well as numerous government entities and educational institutions. Franklin Covey has more than 100 direct and partner offices providing professional services in over 150 countries and territories.

Non-GAAP Financial Information

The Company defines Adjusted EBITDA as net income or loss excluding the impact of interest expense, income tax expense, amortization, depreciation, share-based compensation expense, impaired asset charges, restructuring costs, adjustments to contingent earn out liabilities, and certain other items.  The Company references this non-GAAP financial measure in its decision making because it provides supplemental information that facilitates consistent internal comparisons to the historical operating performance of prior periods and the Company believes it provides investors with greater transparency to evaluate operational activities and financial results.  The Company does not provide forward-looking GAAP measures or a reconciliation of the forward-looking Adjusted EBITDA to GAAP measures because of the inability to project certain of the costs included in the calculation of Adjusted EBITDA.

Forward-Looking Statements

This News Bulletin contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, among others, those statements related to the Company’s future results and profitability; expected Adjusted EBITDA in fiscal 2017; amounts of deferred revenue in fiscal 2017; expected sales of All Access Pass services; and goals relating to the growth of the Company.  Forward-looking statements are based upon management’s current expectations and are subject to various risks and uncertainties including, but not limited to: general economic conditions; renewal of AAP contracts; the expected number of booked days to be delivered; market acceptance of new products or services and marketing strategies; the ability to achieve sustainable growth in future periods; and other factors identified and discussed in the Company’s most recent Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission.  Many of these conditions are beyond the Company’s control or influence, any one of which may cause future results to differ materially from the Company’s current expectations, and there can be no assurance that the Company’s actual future performance will meet management’s expectations.  These forward-looking statements are based on management’s current expectations and the Company undertakes no obligation to update or revise these forward-looking statements to reflect events or circumstances subsequent to this News Bulletin.